Exhibit 10.4

FIRST AMENDMENT TO
LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into as of May 5, 2021, by and between OXFORD FINANCE LLC, a Delaware limited liability company with an office located at 115 South Union Street, Suite 300, Alexandria, Virginia 22314 (“Oxford”), as collateral agent (in such capacity, “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement (as defined below) or otherwise party thereto from time to time (each a “Lender” and collectively, the “Lenders”) including Oxford in its capacity as a Lender, ACELRX PHARMACEUTICALS, INC., a Delaware corporation with offices located at 25821 Industrial Blvd., Suite 400, Hayward, California 94545 (“Borrower”).

Recitals

A.    Collateral Agent, Lenders and Borrower have entered into that certain Loan and Security Agreement dated as of May 30, 2019 (as amended or modified from time to time, collectively, the “Loan Agreement”).

B.    Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.    Borrower desires to change its chief executive office effective as of May 1, 2021 from 351 Galveston Drive, Redwood City, California 94063 to 25821 Industrial Blvd., Suite 400, Hayward, California 94545 (“Chief Executive Office Change”).

D.    Borrower has requested that Collateral Agent and Lenders (i) consent to Borrower’s change of its chief executive office and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

E.    Collateral Agent and Lenders have agreed to provide such consent and amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.    Consent. Subject to the terms and conditions hereof, the Collateral Agent hereby consents to the Chief Executive Office Change.

3.    Amendments to Loan Agreement.

3.1    Section 10 (Notices). Effective as of May 1, 2021, Section 10 of the Loan Agreement is hereby amended by replacing the notice information for Borrower with the following:

“If to Borrower:	ACELRX PHARMACEUTICALS, Inc. 25821 Industrial Blvd., Suite 400 Hayward, California 94545 Attention: Raffi Asadorian, CFO Email: rasadorian@acelrx.com

with a copy (which shall not constitute notice) to:	COOLEY LLP 299 Pennsylvania Avenue, NW, Suite 700 Washington, DC 20004-2400 Attention: Addison Pierce Email: afpierce@cooley.com”.

3.2    Section 10 (Notices). Section 10 of the Loan Agreement is hereby amended by replacing the notice information for Collateral Agent with the following:

“If to Collateral Agent:	OXFORD FINANCE LLC 115 South Union Street Suite 300 Alexandria, VA 22314 Attention: Legal Department Fax: (703) 519-5225 Email: LegalDepartment@oxfordfinance.com with a copy (which shall not constitute notice) to:

DLA Piper LLP (US) 500 8th Street, NW Washington, DC 20004 Attention: Eric Eisenberg Fax: (202) 799-5211 Email: eric.eisenberg@dlapiper.com”.

3.3    Section 13.1 (Definitions). The following terms and their respective definitions hereby are added or amended and restated in their entirety, as applicable, to Section 13.1 of the Loan Agreement as follows:

“Basic Rate” is the per annum rate of interest (based on a year of three hundred sixty (360) days) equal to the sum of (a) the greater of (i) thirty (30) day U.S. LIBOR rate reported in The Wall Street Journal on the last Business Day of the month that immediately precedes the month in which the interest will accrue and (ii) two and one-half percent (2.50%), plus (b) six and three-quarters percent (6.75%). Notwithstanding the foregoing, the Basic Rate for the Term Loan for the period from the Effective Date through and including May 31, 2019 shall be nine and one-quarter percent (9.25%) and the Basic Rate shall not reset below nine and one-quarter percent (9.25%). Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a LIBOR Transition Event, Collateral Agent may amend this Agreement to replace the Basic Rate with a LIBOR Replacement Rate. Any such amendment with respect to a LIBOR Transition Event will become effective at 5:00 p.m. (Eastern Standard Time) on the third Business Day after Collateral Agent has notified Borrower of such amendment. Any determination, decision or election that may be made by Collateral Agent pursuant hereto will be conclusive and binding absent manifest error and may be made in Collateral Agent’s sole but reasonable discretion and without consent from any other party.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“LIBOR Replacement Rate” means the sum of: (a) the alternate benchmark rate (which may include SOFR) that has been selected by Collateral Agent in a manner that is consistent across its entire loan portfolio giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR rate for U.S. dollar-denominated syndicated credit facilities and (b) the LIBOR Replacement Spread; provided that, if the LIBOR Replacement Rate as so determined would be less than zero, the LIBOR Replacement Rate will be deemed to be zero for the purposes of this Agreement.

“LIBOR Replacement Spread” means, with respect to any replacement of the Basic Rate, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by Collateral Agent in a manner that is consistent across its entire loan portfolio giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR rate for U.S. dollar-denominated syndicated credit facilities at such time

“LIBOR Transition Event” means the occurrence of one or more of the following events with respect to the LIBOR rate:

(1)

a public statement or publication of information by or on behalf of the administrator of the LIBOR rate announcing that such administrator has ceased or will cease to provide the LIBOR Rate, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR rate;

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR rate, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR rate, a resolution authority with jurisdiction over the administrator for the LIBOR rate or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR rate, which states that the administrator of the LIBOR rate has ceased or will cease to provide the LIBOR rate permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR rate; or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR rate announcing that the LIBOR rate is no longer representative.

“Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

4.    Limitation of Consent and Amendment.

4.1    The consent and amendment set forth in Sections 2 and 3 are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.

4.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

5.    Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:

5.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that are already qualified or modified by materiality in the text thereof), except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct in all material respects as of such date, and (b) no Event of Default has occurred and is continuing;

5.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

5.3    The organizational documents of Borrower delivered to Collateral Agent and Lenders prior to the date hereof remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

5.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

5.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

5.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower; and

5.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

6.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.    Effectiveness. This Amendment shall be deemed effective upon the due execution and delivery to Collateral Agent and Lenders of this Amendment by each party hereto.

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT AND LENDER: OXFORD FINANCE LLC By: /s/ Colette H. Featherly Name: Colette H. Featherly Title: Senior Vice President

BORROWER: ACELRX PHARMACEUTICALS, INC. By:/s/ Raffi Asadorian Name: Raffi Asadorian Title: Chief Financial Officer

[Signature Page to First Amendment to Loan and Security Agreement]